EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-43797 and 333-106376 on Form S-8 of our report dated June 27, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Staff Position AAG INV-1 and SOP 94-4-1) appearing in the Annual Report on Form 11-K of U.S.B. Holding Co., Inc. Employee Stock Ownership Plan (With 401(k) Provisions) for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

New York, New York
June 27, 2007